UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Ritter Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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Ritter Pharmaceuticals, Inc.
1880 Century Park East, Suite 1000
Los Angeles, CA 90067

August 25, 2017

Dear Stockholder:

WE NEED YOUR VOTE

The special meeting of stockholders of Ritter Pharmaceuticals, Inc. originally scheduled to be held on August 24, 2017, has been adjourned until September 8, 2017, at 9:00 AM Pacific Time (PT) at the offices of Reed Smith LLP, 1901 Avenue of the Starts, Suite 700, Los Angeles, CA 90067. If you have not yet voted, please vote today.

WE NEED YOUR HELP

We recently sent you proxy materials to obtain your vote on a proposal to amend our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 25,000,000 shares to 225,000,000 shares and authorized shares of preferred stock from 5,000,000 shares to 15,000,000 shares (the “Share Increase Proposal”), and contingent upon the approval of the Share Increase Proposal, to approve an amendment to our 2015 Equity Incentive Plan, to increase the number of shares that we may issue under the plan by 25,858,711 shares to an aggregate of 27,500,000 shares. You should refer to the proxy materials previously mailed to you for additional information on these matters.

Our board of directors recommends that you vote “FOR” each of these proposals.

EVERY VOTE COUNTS – PLEASE VOTE TODAY

Your approval of the Share Increase Proposal is critical to providing the Company with a sufficient number of shares to raise capital essential to conducting Phase 3 clinical trials of its lead product candidate, RP-G28, and to fund operations for the future growth and stability of the Company.

If the Share Increase Proposal is not approved, it will impair the ability of the Company to move forward with it Phase 3 clinical trials.

If stockholders do not approve the amendment to our 2015 Equity Plan, we believe the Company will be at a serious competitive disadvantage within our industry. The pharmaceuticals industry in which we operate is highly competitive for talent.

Your vote is important. Failure to vote will have the same effect as a vote “against” the Share Increase Proposal.

Voting is quick and easy. We encourage you to vote “FOR” the proposals today.

●	On the internet – Vote online via www.proxyvote.com and follow the instructions provided in your proxy card.

●	By telephone – Call (800) 690-6903 and follow the instructions provided in your proxy card.

●	By mail–Return it in the prepaid envelope to arrive no later than September 7, 2017.

If you have any further questions or need assistance voting, please call us at (310) 203-1000.

Sincerely yours,

Michael D. Step	Ira E. Ritter	Andrew J. Ritter
Chief Executive Officer	Executive Chairman	President
of the Board of Directors